Exhibit 23.1

KPMG LLP Suite 1400 2323 Ross Avenue Dallas, TX 75201-2721

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated November 14, 2024, with respect to the consolidated financial statements of Sally Beauty Holdings, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

Dallas, Texas

January 24, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.